Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated July 14, 2025 with respect to the audited financial statements of Harvard Ave Acquisition Corporation (the “Company”) as of December 31, 2024 and for the period from August 15, 2024 (inception) through December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 14, 2025